No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one
deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR NON-RESTRICTED B SHARES
OF
SVENSKA CELLULOSA AKTIEBOLAGET SCA
(INCORPORATED UNDER THE LAWS OF THE KINGDOM OF SWEDEN)

Deutsche Bank Trust Company Americas, as depositary (hereinafter called the "Depositary"), hereby certifies that
                                              , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited Non-Restricted B Shares (herein called "Shares") of Svenska Cellulosa Aktiebolaget SCA, incorporated under the laws of the Kingdom of Sweden (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share which is either deposited or subject to deposit under the Deposit Agreement (as defined below) at the principal Stockholm office of Svenska Handelsbanken (herein called the "Custodian"), as agent for the Depositary.  The Depositary’s Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

THE DEPOSITARY'S OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y.  10005

1.           THE DEPOSIT AGREEMENT.  This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of April 29, 2010 (as hereinafter amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian. The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender at the Depositary's Office or at such other offices as it may designate of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and applicable law or regulation, the Holder hereof shall be entitled to physical or electronic delivery through Euroclear or institutions that maintain accounts with Euroclear, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.  Physical delivery of such Deposited Securities may be made, if such delivery is possible, by the delivery of certificates therefor properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder hereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be either physically (subject to applicable clearing procedure of Euroclear) or electronically delivered to or upon the written order of the person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by this Receipt or evidence of electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Depositary's Office of any dividends or distributions with respect to the Deposited Securities represented by this Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.  If the Deposited Securities being withdrawn are deliverable in certificated form, at the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Depositary's Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The Depositary shall register transfers on its transfer books from time to time of this Receipt, upon any surrender of this receipt, by the Holder hereof in person or by a duly authorized attorney, properly endorsed for transfer or accompanied by proper instruments of transfer.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or for the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States, including, without limitation, the laws referenced in Article (22).

4.           LIABILITY OF HOLDER FOR TAXES.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to any Receipt or any Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced hereby, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may, and upon instructions from the Company shall, (i) refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities, or sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.  Every Holder and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or holder.  The obligations of Holders and holders of interests in American Depositary Shares under Article (4) and Section 3.2 of the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement. The Depositary is under no obligation to provide Holders or others with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders or any other persons on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

5.           WARRANTIES OF DEPOSITORS.   Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.  Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may and, at the written request of the Company, will withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made or such other documentation or information provided, in each case to the Depositary’s satisfaction.

7.           CHARGES OF DEPOSITARY. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of any Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and recordation of Shares which may but need not be Euroclear) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.3 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement, (6) a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement.

The Depositary, subject to Article (8) hereof and any applicable provisions of Swedish law and the Articles of Association of the Company, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.           LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS. Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company shall not incur any liability to the Holders and Owners of Receipts as a result of actions taken by the Depositary pursuant to this Article (8).

9.           TITLE TO RECEIPTS. Subject to the limitations contained herein and in the Deposit Agreement, title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.  By accepting or holding this Receipt or an interest in American Depositary Shares, every successive owner and Holder of this Receipt consents and agrees to all of the provisions set forth in this Receipt and in the Deposit Agreement.

10.        VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.sca.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.  The Company represents that as of the date of the Deposit Agreement, the statements in this Section 4.9 with respect to the exemption from registration under Rule 12g3-2(b) under the Exchange Act are true and correct.  The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

The Depositary shall make available for inspection by Holders of Receipts at the Depositary's Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement. Any such reports and communications furnished to the Depositary by the Company shall be in English to the extent required under the Securities Exchange Act of 1934 and to the extent such reports and communications have been translated by the Company.

The Depositary shall keep books in New York City for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided, that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.           DIVIDENDS AND DISTRIBUTIONS.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary pursuant to the provisions of the Deposit Agreement.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. Holders and holders of interests in American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary along with an indication as to whether or not it wishes such distribution to be made to Holders.   Promptly upon receipt of a notice indicating that the Company wishes such distribution be made to Holders and receipt of satisfactory documentation within the terms of Section 5.7, the Depositary shall make a reasonable determination whether such distribution to Holders is practicable, and, to the extent it determines such distribution is practicable, shall make such distribution.Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the record date, in proportion to the number of American Depositary Shares held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary reasonably determines that all or a portion of such distribution is not lawful or reasonably practicable, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders as of the record date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and holders of interests in American Depositary Shares shall have no rights thereto or arising therefrom.  The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant hereto.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the record date upon the terms described in Section 4.6 of the Deposit Agreement and shall, subject to Sections 4.8 and 5.9 thereof, either (i) distribute to the Holders as of the record date in proportion to the number of American Depositary Shares held as of the record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of the Securities Act of 1933.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto.

13.           CONVERSION OF FOREIGN CURRENCY.   Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement and/or Article (7) hereof.

If such conversion or distribution to the Holders can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

           If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its reasonable discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance, uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled thereto.

14.           RIGHTS.   In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)  if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to  lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts  and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

The Company will have no obligation hereunder to register such rights under the Securities Act of 1933.

15.           RECORD DATES.   Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall find it necessary or convenient,, the Depositary shall fix a record date (which, in the case of cash dividends, shall be as close as practicable to the corresponding record date with respect to the Shares), after consultation with the Company if practicable, if different from the record date applicable to the Shares or other Deposited Securities, (a) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or be responsible for any fee or charges assessed by the Depositary pursuant to the Deposit Agreement or (b) on or after which each American Depositary Share shall represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

16. VOTING OF DEPOSITED SECURITIES. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the record date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the record date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the applicable record date will be entitled, subject to any applicable law, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities.  Upon the timely receipt of written instructions of a Holder on the record date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Swedish law, and in accordance with the terms of Section 5.3 of the Deposit Agreement and Article (18) hereof, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.   Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law and subject to the other provisions of this Deposit Agreement, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, to the extent permitted by law and subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, to the extent permitted by law and practicable, subject to the other provisions of this Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.   Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Kingdom of Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Articles of Incorporation or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Articles of Incorporation or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any holder of an interest in American Depositary Shares or Receipts or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or holder of an interest in American Depositary Shares or Receipts to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. In no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents (including, without limitation, the Agents of the Depositary) and/or Affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to each other, Holders, Beneficial Owners or any other person.  The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or any Receipts to any Holder(s) or holder(s) of an interest in American Depositary Shares or Receipts or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable Receipts without gross negligence or willful misconduct.  Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  The Company agrees to indemnify the Depositary and each Custodian under certain circumstances enumerated in the Deposit Agreement.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.   The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians after consultation with the Company.

20.           AMENDMENT.   The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary (without the consent of Holders) in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of amendment to the Deposit Agreement shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders. Every Holder at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

21.           TERMINATION OF DEPOSIT AGREEMENT.   The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company and the Holders a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore surrendered their Receipts, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.8 of the Deposit Agreement.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.           COMPLIANCE WITH U.S. SECURITIES LAWS.   Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I.A.(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.